THIRD QUARTER 2022 PRESENTATIONEARNINGS NASDAQ:PFHD

THIRD QUARTER 2022 EARNINGS PRESENTATION PAGE 2 FORWARD LOOKING STATEMENTS “This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements contained in this presentation that are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation, statements preceded by, followed by or including words such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project” or “expect,” “may,” “will,” “would,” “could” or “should” and similar expressions. Forward-looking statements represent the Company’s current expectations, plans or forecasts; involve assumptions, risks and uncertainties; and are not guarantees. Several important factors could cause actual results to differ materially from those in forward-looking statements. Those factors include, without limitation: general business and economic conditions, either globally, nationally, in the State of Florida, or in the specific markets in which we operate, including the negative impacts and disruptions resulting from rising interest rates, supply chain challenges and inflation, which have had and may likely continue to have an adverse impact on our business operations and performance, and could continue to have a negative impact on our credit portfolio, stock price, borrowers and the economy as a whole both globally and domestically; the impact of Hurricane Ian on Florida generally, as well as certain of the communities we serve, and which could continue to have a negative impact on our business, credit portfolio, borrowers and our stock price; the effects of our lack of a diversified loan portfolio and concentration in the South Florida market; the risk that our proposed merger Seacoast Banking Corporation of Florida (“Seacoast”) may not be completed in a timely manner or at all, which may adversely affect our business and the price of our common stock; the diversion of management time on issues related to the merger with Seacoast; the effect of the announcement or pendency of the merger on Seacoast’s customer, employee and business relationships, operating results, and business generally; changes in laws or regulations; changes in interest rates, deposit flows, loan demand and real estate values; the ongoing impacts and disruptions resulting from COVID-19 or other variants on the economies and communities we serve, which has had and may likely continue to have an adverse impact on our business operations and performance, and could continue to have a negative impact on our credit portfolio, stock price, borrowers and the economy as a whole both globally and domestically; and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2021, and other filings with the Securities and Exchange Commission. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge investors to carefully consider the risks described in our filings with the Securities and Exchange Commission, referred to above, which are available on www.proholdco.com and the SEC’s website at www.sec.gov. The Company expressly disclaims any obligation to update any of the forward-looking statements included herein to reflect future events or developments or changes in expectations, except as may be required by law.”

PROFESSIONAL AT A GLANCE

Professional Bank was founded in 2008 in Coral Gables, Florida to provide financial services to doctors, lawyers, architects and other professionals.

Professional Holding Corp. was formed in 2014 and became a public company in 2020 and is listed on the NASDAQ under **PFHD**.

Today we are the sixth **largest bank** headquartered in South Florida[1].

Our franchise has grown by building a **team of over 200** skilled, seasoned bankers and employees who focus on providing concierge service to our clients.

We remain committed to **lending and credit philosophies** that center on maintaining disciplined underwriting and avoiding concentrations.

We have **nine full service branches** throughout South Florida, and Loan Production Offices (LPOs) in St. Petersburg, Jacksonville, and New Hampshire.

Our **Digital Innovation Center** in Cleveland, Ohio houses a team of experienced leaders who direct our investment in infrastructure, enhance service offerings, and improve efficiency.

[1] Data is as of June 30, 2022


Florida
JACKSONVILLE LPO
Ohio
CLEVELAND DIGITAL INNOVATION CENTER
ST. PETERSBURG LPO
PALM BEACH GARDENS
WELLINGTON
BOCA RATON
FORT LAUDERDALE
AVENTURA
CORAL GABLES (HEADQUARTERS)
DORAL
SOUTH MIAMI
DADELAND
New England
BEDFORD, NH SEARCH FUND LPO

SPOTLIGHT
THIS QUARTER


A future you can bank on.

Read about our upcoming merger with **Seacoast Bank**
PAGE 17

Professional Holding Corp
THIRD QUARTER 2022 EARNINGS PRESENTATION | PAGE 3

THIRD QUARTER 2022 EARNINGS PRESENTATION PAGE 4 THIRD QUARTER 2022 HIGHLIGHTS Q3 Net Income $8.5 million YTD Net Income $17.9 million Tangible Book Value per Share $15.37 Earnings per Share $0.63 Return on Average Assets* 1.35% Return on Average Equity* 14.13% Efficiency Ratio 53.2% Total Risk-Based Capital Ratio 13.2% * Based on Q3 annualized figures

NON-GAAP ADJUSTED EARNINGS

($ in thousands)



$8,956
$6,513
$6,740
$2,915
$3,825
$11,086
$13,124
$957
$12,167
Adjustments to Non-interest Expense
Pre-tax Pre-provision Earnings (non-GAAP)
3Q 2021
4Q 2021
1Q 2022 (2)
2Q 2022
3Q 2022 (1)

Earnings per share increased **$0.11,** or **21%** quarter-over-quarter and increased **$0.15**, or **31%** year-over-year to **$0.63** per share. The increase was due to higher net income driven by increased net interest income.

Tangible book value per share for the third quarter of 2022 was **$15.37,** an increase **of $0.24,** from prior quarter, due to higher net income, partially offset by downward market fluctuations in other comprehensive income.

	3Q 2021	4Q 2021	1Q 2022 (2)	2Q 2022	3Q 2022 (1)
Earnings per share (GAAP)	$0.48	$0.30	$0.18	$0.52	$0.63
Return on average annualized assets (GAAP)	0.97%	0.58%	0.36%	1.03%	1.35%
Annualized pre-tax pre-provision ROAA (non-GAAP)	1.39%	0.95%	0.57%	1.63%	1.93%
Adjusted annualized pre-tax pre-provision ROAA (non-GAAP)	1.39%	0.95%	1.00%	1.63%	2.08%

(1) Adjustments in 3Q 2022 were related to acquisition expenses. Please refer to the non-GAAP Reconciliation Table on page 18

(2) Adjustments in 1Q 2022 were related to severance and accelerated vesting expense related to the departure of the former CEO. Please refer to the non-GAAP Reconciliation Table on page 18

Professional Holding Corp

THIRD QUARTER 2022 EARNINGS PRESENTATION | PAGE 5

THIRD QUARTER 2022 EARNINGS PRESENTATION PAGE $19,104 $18,123 $19,047 $21,909 $24,797 3.12% 2.78% 2.97% 3.42% 4.20% 2.91% 2.66% 2.86% 3.31% 4.18% 2.55% 2.42% 2.58% 3.04% 3.90% 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 6 NET INTEREST INCOME AND MARGIN Net Interest Income ($ in thousands) Net Interest Income NIM Net interest income totaled $24.8 million for the third quarter of 2022, up $2.9 million, or 13.2% from the prior quarter primarily due to higher average loans and higher loan yields. Net interest margin increased 78 basis points quarter-over-quarter to 4.20% for the third quarter of 2022. NIM (ex. PPP, and inc. PA) NIM (ex. PPP and PA) NIM = Net Interest Margin PPP = Paycheck Protection Program PA = Purchase Accounting Weighted average roll-off rate (loans paid off) was 4.5% and the weighted average roll-on rate (loans originated) was 5.0%. Does not include PPP loans. Net interest income excluding PPP and PA totaled $23.1 million, up $3.7 million, or 18.8%, from the prior quarter.

THIRD QUARTER 2022 EARNINGS PRESENTATION PAGE 51.2% 51.1% 51.3% 51.9% 51.9% $1,602 $1,719 $1,792 $1,979 $2,002 $85 $59 $31 $8 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 7 CONSISTENT LOAN GROWTH Total Loans Outstanding ($ in millions) Third quarter loans totaled $2.0 billion, an increase of $17.7 million, or 0.9% from the prior quarter. Net loan growth, exclusive of PPP loans, increased $23.2 million, or 1.2% quarter-over-quarter. Weighted Average LTV We experienced originations of $194 million (of which $67 million funded), partially offset by payoffs of $76 million* ($71 million of conventional loans and $5 million of PPP loans forgiven). * Not including scheduled amortization and unscheduled partial paydowns PPP Loans Does not include PPP loans $1,687 $1,777 $1,823 $1,987 $2,005 Certain prior period amounts have been reclassified to conform to the current period presentation. $3

THIRD QUARTER 2022 EARNINGS PRESENTATION PAGE $329 $310 $357 $340 $308 $959 $1,121 $1,103 $1,056 $977 $268 $266 $256 $208 $145 $799 $674 $871 $778 $758 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 8 STRONG DEPOSIT FRANCHISE Interest Bearing Demand 14% Money Market and Savings 44% Time Deposits 7% Total deposits were $2.2 billion, a decrease of $193.4 million, or 8.1%, compared to Q2 2022 and a decrease of $166.5 million, or 7.1%, compared to Q3 2021. Overall cost for deposits increased 15 basis points from 0.24% in the prior quarter to 0.39% in the third quarter of 2022. Core deposits represent 95.6% of total deposits. Noninterest Bearing 35% $2,355 $2,587 $2,371 $2,382 $2,188 Deposits Outstanding ($ in millions)

THIRD QUARTER 2022 EARNINGS PRESENTATION PAGE 14% 13% 14% 14% 14% 39% 45% 40% 43% 44% 11% 11% 10% 9% 6% 2% 3% 2% 1% 1% 34% 28% 34% 33% 35% 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 0.26% 0.27% 0.26% 0.24% 0.39% 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 9 Deposit Composition Over Time Interest Bearing Demand Money Market and Savings Time Deposit Our bank’s funding strategy focuses on building strong core relationships with our clients and providing them with a robust technological platform to support a well- diversified deposit portfolio. Noninterest bearing deposits increased to 35% of total deposits, compared to 33% in the prior quarter. Cost of Deposits Brokered Deposits* Noninterest Bearing DEPOSIT BALANCES AND COST As of the period end date for each quarter indicated * Brokered deposits include both time and money market accounts.

THIRD QUARTER 2022 EARNINGS PRESENTATION PAGE $5,085 $4,416 $4,406 $3,731 $4,332 $464 $373 $169 $1,811 $153 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 $2,775 $2,122 $2,122 $1,468 $1,765 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 $0 $654 $0 $653 $0 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 10 ROBUST ASSET QUALITY Net Charge-Offs NCO Criticized Assets Classified Non-Classified Nonperforming Loans * NPL percent of Gross Loans ($ in thousands) Credit quality remains strong with minimal criticized assets and nonperforming loans, % of Average Loans 0 bps 15 bps 0 bps 0 bps 0.16% 0.12% 0.12% 0.07% 0.09% TOTAL NPL TOTAL NPL RATIO * 14 bps

THIRD QUARTER 2022 EARNINGS PRESENTATION PAGE $25,795 $25,708 $25,021 $25,079 $24,965 1.60% 1.48% 1.39% 1.26% 1.24% 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 11 ALLOWANCE FOR LOAN AND LEASE LOSS * Does not include PPP Loans ($ in thousands) ALLL + Loan Marks ALLL Ratio* * Does not include PPP Loans Marquis Bank Loans are included ALLL + Loan Marks / Total Loans $11,478 $12,704 $13,555 $15,142 $16,485 0.72% 0.74% 0.76% 0.77% 0.82% 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 ALLL / Total Loans ALLL ALLL Ratio*

THIRD QUARTER 2022 EARNINGS PRESENTATION PAGE 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 12 Geographic Mix ($ in millions) Miami-Dade County $1,114.9 55% Broward County $229.5 11% Palm Beach County $353.6 18% LOAN PORTFOLIO HIGHLIGHTS Loan Composition CRE - Owner Occupied (19%) CRE - Non-owner Occupied (31%) Residential Real Estate (23%) Commercial (20%) Construction & Development (6%) Consumer & Other Loans (1%) Rest of U.S. $134.8 7%Geographical mix based on collateral location PPP Loans (—%) All other FL counties $172.0 9%

THIRD QUARTER 2022 EARNINGS PRESENTATION PAGE $84 $87 $93 $97 $99 $100 $102 $104 $105 400 bps 300 bps 200 bps 100 bps BASE 100 bps 200 bps 300 bps 400 bps 13 INTEREST RATE SENSITIVITY Impact on NII from Interest Rate Change ($ in millions) The Company remains asset sensitive driven by large cash balances, floating rate loans, and loans maturing in less than a year. Change from base As of September 30, 2022 (15.1)% (11.7)% (5.6)% (1.9)% —% 1.7% 3.3% 5.0% 6.6% (15.1)% (11.7) ( . )

THIRD QUARTER 2022 EARNINGS PRESENTATION PAGE Change in Interest Rates (Basis Points) % Change in Net Interest Income (12 months) % Change in Net Interest Income (24 months) % Change in Economic Value of Equity +400 bps 6.6% 16.6% (13.3)% +300 bps 5.0% 12.4% (9.6)% +200 bps 3.3% 8.3% (6.3)% +100 bps 1.7% 4.3% (3.1)% Flat 0 0 0 -100 bps (1.9)% (4.8)% 2.6% -200 bps (5.6)% (11.2)% 2.3% -300 bps (11.7)% (19.6)% (0.4)% -400 bps (15.1)% (24.4)% (1.9)% 4.55% 4.77% 4.02% 3.07% 4.60% 1.30% 1.80% 0.55% 0.30% 0.42% 2018 2019 2020 2021 3Q 2022 14 ASSET LIABILITY MANAGEMENT TRENDS • 15.8% of loans are floating rate ($317 million) • An additional 13.3% of loans are floating to the Bank via interest rate SWAP ($267 million). • The remaining loans are currently fixed rate ($1.4 billion) which in some cases adjust and reprice periodically. Yield/Cost Analysis Yield on Interest- Earning Assets Cost of Funds

THIRD QUARTER 2022 EARNINGS PRESENTATION PAGE MBS/CMO 63% Municipals 2% CDD Bonds 13%Agency 1% Corporate 1% SBA 17% Equity Securities 3% 42% 1% 15% 2% 1% 33% 6% 64% 1% 9% 2% 1% 20% 3% 63% —% 14% 1% 1% 17% 3% 63% 2% 12%1% 1% 18% 3% 15 INVESTMENT PORTFOLIO MIX $183,756 $120,642 $201,175 $212,861 Previous Quarters $198,370 $120,642 $201,176 $212,861 $198,370 $183,756 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 3Q 2021 1Q 2022 2Q 2022 3Q 2022 Total Portfolio ($ in thousands) Current Quarter 4Q 2021

THIRD QUARTER 2022 EARNINGS PRESENTATION PAGE Y e ar s 3.4 4.1 4.5 4.9 4.8 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 2 3 4 5 P e rc e n t 1.72% 1.67% 1.88% 2.11% 2.38% 3Q 2021 4Q 2021 1Q 2022 2Q 2022 3Q 2022 1.00% 1.50% 2.00% 2.50% 3.00% 16 DURATION & YIELD Duration During the quarter there were no purchases or maturities of investments. Paydown activity of approximately $7.2 million contributed to the decrease in duration, while the repricing of some MBS and SBA investments increased our overall investment portfolio yield. Book Yield The ending unrealized loss on AFS Securities was $22.5 million in Q3 2022.This increase of $7.2 million from $15.3 million in the prior quarter was due to rising short term US T rates that affected the bank's shorter duration MBS investments.

SPOTLIGHT ON OUR MERGER WITH SEACOAST

With this merger, Seacoast becomes the **2nd largest** Community Bank* in South Florida

Growth for the long term

Seacoast Assets over the last decade



Professional Bank $2.5B
$14.9 Billion
$2.2B
$2.3B
$3.1B
$3.5B
$4.7B
$5.8B
$6.7B
$7.1B
$8.3B
$10.3B
'12 '13 '14 '15 '16 '17 '18 '19 '20 '21 '22

Asset Size of Seacoast Banking Corporation, in Billions. Year 2022 is Pro forma as of 9/30/2022 and does not include fair value / purchase accounting adjustments.

*Banks with less than $30B in assets. Data as of June 30th. Source: S&P Capital IQ Pro.

This deal has many exciting benefits

TIMING: We are targeting January 2023 to close the merger, with client and system integration happening in late Q2 of 2023.

GROWTH: Professional Bank's location allows Seacoast to further expand into the dynamic South Florida market.

LEADERSHIP: Our strong management team will join Seacoast, bringing years of experience.

TECHNOLOGY: The Digital Innovation Center will play a major role in helping to expand Seacoast's technology.

SeacoastBank + Professional Bank



Jacksonville
Gainesville
Orlando
Tampa
Existing Seacoast Footprint
Professional Bank footprint
Naples
Miami

Professional Holding Corp

THIRD QUARTER 2022 EARNINGS PRESENTATION | PAGE 17

THIRD QUARTER 2022 EARNINGS PRESENTATION PAGE 18 APPENDIX: NON-GAAP RECONCILIATION ($ in thousands) Adjusted Earnings and ROAA 3Q 2022 2Q 2022 1Q 2022 4Q 2021 3Q 2021 Net interest income (GAAP) $ 24,797 $ 21,909 $ 19,047 $ 18,123 $ 19,104 Total noninterest income (GAAP) $ 1,223 $ 1,781 $ 1,273 $ 1,269 $ 1,476 Total noninterest expense (GAAP) $ 13,853 $ 12,604 $ 16,495 $ 12,900 $ 11,624 Pre-tax pre-provision earnings (non-GAAP) $ 12,167 $ 11,086 $ 3,825 $ 6,513 $ 8,956 Total adjustments to noninterest Expense $ (957) $ — $ (2,915) $ — $ — Adjusted pre-tax pre-provision earnings (non-GAAP) $ 13,124 $ 11,086 $ 6,740 $ 6,513 $ 8,956 Return on average annualized assets (GAAP) 1.35% 1.03% 0.36% 0.58% 0.97 % Adjusted return on average assets (non-GAAP) Annualized pre-tax pre-provision ROAA (non-GAAP) 1.93% 1.63% 0.57% 0.95% 1.39 % Adjusted annualized pre-tax pre-provision ROAA (non-GAAP) 2.08% 1.63% 1.00% 0.95% 1.39%

APPENDIX: **NON-GAAP RECONCILIATION**

($ in thousands, except per share data)

Net Interest Margin Adjustment		3Q 2022		2Q 2022		1Q 2022		4Q 2021		3Q 2021
Net interest income (GAAP)	$	24,797	$	21,909	$	19,047	$	18,123	$	19,104
Less: PPP net interest income recognized	$	(200)	$	(818)	$	(1,059)	$	(1,269)	$	(2,151)
Net interest income excluding PPP (non-GAAP)	$	24,597	$	21,091	$	17,988	$	16,854	$	16,953
Less: PA premium/discounts	$	(1,504)	$	(1,648)	$	(1,661)	$	(1,442)	$	(1,969)
Net interest income excluding PPP and PA (non-GAAP)	$	23,093	$	19,443	$	16,327	$	15,412	$	14,984
Average interest earning assets (GAAP)	**$**	**2,342,000**	**$**	**2,572,318**	**$**	**2,599,372**	**$**	**2,584,329**	**$**	**2,431,904**
Less: average PPP loans	$	(4,796)	$	(19,727)	$	(44,585)	$	(72,728)	$	(117,256)
Average interest earning assets, excluding PPP (non-GAAP)	$	2,337,204	$	2,552,591	$	2,554,787	$	2,511,601	$	2,314,648
Add: average PA marks	$	9,178	$	10,436	$	12,314	$	14,051	$	14,317
Average interest earning assets, excluding PPP and PA (non-GAAP)	**$**	**2,346,382**	**$**	**2,563,027**	**$**	**2,567,101**	**$**	**2,525,652**	**$**	**2,328,965**
Net interest margin (GAAP)		4.20 %		3.42 %		2.97 %		2.78 %		3.12 %
Net interest margin excluding PPP (non-GAAP)		4.18 %		3.31 %		2.86 %		2.66 %		2.91 %
Net interest margin excluding PPP and PA (non-GAAP)		3.90 %		3.04 %		2.58 %		2.42 %		2.55 %

Professional Holding Corp

THIRD QUARTER 2022 EARNINGS PRESENTATION | PAGE 19